UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2016, RXi Pharmaceuticals Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell, in a registered public offering of the Company (the “Offering”), (i) 2,131,111 Class A Units, at a public offering price of $0.90 per unit, consisting of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and a five-year warrant to purchase one share of Common Stock at an exercise price of $0.90 per share (the “warrants”), and (ii) 8,082 Class B Units, at a public offering price of $1,000 per unit, consisting of 1,111.11 warrants and one share of Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), which is convertible into 1,111.11 shares of Common Stock.

Under the terms of the Underwriting Agreement, we have granted the underwriter a 45-day option (the “Over-allotment Option”) to purchase up to a number of additional shares of Common Stock and/or warrants equal to 15% of the shares (including shares of common stock underlying the Series B Preferred Stock) sold in the offering at the public offering price per share less the underwriting discounts and commission, solely to cover over-allotments, if any. The Class A Units and Class B Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock, shares of Series B Preferred Stock and warrants comprising such units are immediately separable and will be issued separately in the Offering.

The Company expects to receive approximately $9.0 million in net proceeds from the Offering (excluding the underwriters’ over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses. The shares of Common Stock, shares of Series B Preferred Stock and warrants are being offered and sold pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-214199), which was declared effective by the Securities Exchange Commission (the “SEC”) on December 15, 2016. The Offering is expected to close on or about December 21, 2016, subject to satisfaction of customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated by herein by reference.

Item 8.01 Other Events.

In connection with the Offering, the Company issued a press release announcing that it had priced the Offering, which press release is furnished herewith as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 16, 2016, between RXi Pharmaceuticals Corporation and Ladenburg Thalmann & Co. Inc. as representative of the underwriters named therein.

99.1	Press Release dated December 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: December 16, 2016	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
President, Chief Executive Officer and acting Chief Financial Officer